Exhibit 99.1

Care.com Announces First Quarter 2016 Financial Results

Beats on Q1 2016 Revenue and EBITDA and Raises Full-Year Guidance
Achieves Adjusted EBITDA Profitability Ahead of Schedule
Expects Sustained Profitable Growth

Waltham, MA - April 28, 2016 - Care.com, Inc. (NYSE: CRCM), the world's largest online destination for finding and managing family care, today announced financial results for the first quarter ended March 26, 2016.

“I’m proud to say we’re off to a strong start in 2016,” said Sheila Lirio Marcelo, Founder, Chairwoman, and CEO of Care.com. “We have achieved our targets for profitable growth on an Adjusted EBITDA basis earlier than provided for in our outlook, driven primarily by continued leverage in sales and marketing.  For five consecutive quarters, we’ve grown revenue while continuing to leverage sales and marketing spend.  We expect sustained profitability as we continue to drive towards our long-term EBITDA margin goals of 20-25%.”
Financial Results

•	Revenue for the first quarter of 2016 was $39.3 million, a 23% increase from $32.0 million in the first quarter of 2015.

◦	Revenue attributable to the US Consumer Business totaled $32.1 million in the first quarter of 2016, a 21% increase from $26.6 million in the first quarter of 2015.

◦
Revenue attributable to the Care@Work (formally WPS), International and B2B businesses totaled $7.2 million in the first quarter of 2016, an increase of 32% from $5.4 million in the first quarter of 2015, or 33% on a constant currency basis.

•	Loss from continuing operations in the first quarter of 2016 was $1.1 million compared to a loss of $9.8 million in 2015, an improvement of $8.7 million or 28 percentage points of margin.

•
Discontinued operations contributed income of $7.9 million in the first quarter of 2016, as compared to a loss of $2.2 million in 2015, primarily attributed to $8.0 million of gain recognized from the settlement we reached with Citrus Lane’s former investors.

•
Adjusted EBITDA was income of $1.6 million in the first quarter of 2016, compared to an adjusted EBITDA loss of $5.6 million in the first quarter of 2015, an improvement of $7.6 million or 22 percentage points of margin.

•
GAAP EPS, which includes income from discontinued operations was $0.20 in the first quarter of 2016, compared to a $(0.38) loss in the first quarter of 2015. Q1 GAAP EPS was based on 33.6 million weighted average diluted shares outstanding versus 31.8 million shares outstanding in the first quarter of 2015.

•
Non-GAAP EPS, which excludes discontinued operations was $0.01 in the first quarter of 2016, compared to a $(0.28) loss in the first quarter of 2015. Non-GAAP EPS excludes the impact of non-cash stock-based compensation and non-recurring items, such as M&A expenses.

•	The Company ended the quarter with $52.3 million in cash and cash equivalents.
Business Highlights

•	Our total members grew 31% to 19.5 million at the end of the first quarter of 2016, compared to 14.9 million at the end of the first quarter 2015.

•
Total families grew to 11.0 million at the end of the first quarter of 2016, an increase of 32% over the first quarter of 2015, and total caregivers grew to 8.6 million at the end of the first quarter of 2016, an increase of 30% over the first quarter of 2015.

Financial Expectations

	Q2 2016			Full Year 2016

Revenue	$37.5	—	$38.0	$158.0	—	$162.0

Adjusted EBITDA	$0.25	—	$0.75	$8.0	—	$12.0

Non-GAAP EPS	$(0.04)	—	$(0.02)	$0.09	—	$0.19

Figures in millions except for Non-GAAP EPS
Full year guidance includes the impact of a 53rd week; we operate on a 4-4-5 accounting calendar
Q2 Non-GAAP EPS based on 32.2 million weighted average shares
Full year Non-GAAP EPS based on 34.5 million weighted average shares

Earnings Teleconference Information
The Company will discuss its first quarter 2016 financial results during a teleconference today, April 28, 2016, at 8:00 AM ET. The conference call can be accessed at (877) 407-4018 or (201) 689-8471 (international), conference ID# 13633646. The call will also be broadcast simultaneously at http://investors.care.com. Following the completion of the call, a recorded replay of the webcast will be available on Care.com’s website. To listen to the telephone replay, call toll-free (877) 870-5176 or (858) 384-5517 (international), conference ID# 13633646. The telephone replay will be available from 11:00 AM ET April 28 through 11:59 PM ET May 5, 2016. Additional investor information can be accessed at http://www.care.com
About Care.com
Since launching in 2007, Care.com (NYSE: CRCM) has been committed to solving the complex care challenges that impact families, caregivers, employers, and care service companies. Today, Care.com is the world’s largest online destination for finding and managing family care, with 11.0 million families and 8.6 million caregivers* across 16 countries, including the U.S., UK, Canada and parts of Western Europe, and approximately 800,000 employees of corporate clients having access to our services. Spanning child care to senior care, pet care, housekeeping and more, Care.com provides a sweeping array of services for families and caregivers to find, manage and pay for care or find employment. These include: a comprehensive suite of safety tools and resources members may use to help make more informed hiring decisions - such as third-party background check services, monitored messaging, and tips on hiring best practices; easy ways for caregivers to be paid online or via mobile app; and household payroll and tax services provided by Care.com HomePay. Care.com builds employers customized benefits packages covering child care, back up care and senior care consulting services through its Care@Work business, and serves care businesses with marketing and recruiting support. To connect families further, Care.com acquired community platforms Big Tent and Kinsights in 2013 and 2015, respectively. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin, New York City and the San Francisco Bay area.
*As of March 2016
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated profitability of our business going forward on an adjusted EBITDA basis and the Company’s financial guidance for the second quarter of 2016 and full year 2016.
These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control.  The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership while leveraging our investment in sales and marketing, our success in converting non-paying members to paying members, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our ability to protect our brand and maintain our reputation among our members, and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change.  The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.
Use of Non-GAAP Financial Measures
To supplement the financial measures presented in the Company’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States ("GAAP"), we also present the following non-GAAP measures of financial performance: adjusted EBITDA, non-GAAP net income (loss) from continuing operations and non-GAAP earnings per share from continuing operations (“EPS”).
A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. The Company provides certain non-GAAP measures as additional information relating to its operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered a measure of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.
The Company has presented: adjusted EBITDA, non-GAAP net income (loss) from continuing operations and non-GAAP EPS from continuing operations as non-GAAP financial measures in this press release. We define adjusted EBITDA as net loss from continuing operations, plus: federal, state and franchise taxes, other expense (income), net, depreciation and amortization, stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments, such as impairment charges. Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which is based on the Company's estimate of the useful life of tangible and intangible assets. We define non-GAAP net income (loss) as net loss from continuing operations, plus stock-based compensation, accretion of contingent consideration, merger and acquisition related costs and other unusual or non-cash significant adjustments. We define non-GAAP EPS as non-GAAP net income (loss) divided by weighted basic shares outstanding.
The Company believes the use of non-GAAP financial measures, as a supplement to GAAP measures, is useful to investors in that they eliminate items that are either not part of the Company's core operations or do not require a cash outlay, such as stock-based compensation. Care.com’s management uses these non-GAAP financial measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. The Company believes that these non-GAAP financial measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance.

Care.com, Inc.
Consolidated Balance Sheets
(in thousands)

	March 26, 2016	December 26, 2015
Assets
Current assets:
Cash and cash equivalents	$52,292	$61,240
Accounts receivable (net of allowance of $161 and $125, respectively)	3,101	3,107
Unbilled accounts receivable	3,826	3,595
Prepaid expenses and other current assets	3,072	2,599
Current assets of discontinued operations	315	439
Total current assets	62,606	70,980
Property and equipment, net	5,982	6,371
Intangible assets, net	3,075	3,389
Goodwill	58,961	58,631
Other non-current assets	3,102	3,098
Non-current assets of discontinued operations	—	9
Total assets	$133,726	$142,478

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,209	$3,189
Accrued expenses and other current liabilities	13,158	12,413
Deferred revenue	14,884	13,435
Current liabilities of discontinued operations	386	17,883
Total current liabilities	31,637	46,920
Deferred tax liability	3,166	3,166
Other non-current liabilities	4,239	4,140
Total liabilities	39,042	54,226

Stockholders' equity
Preferred Stock, $0.001 par value; 5,000 shares authorized, no shares issued
Common stock, $0.001 par value; 300,000 shares authorized; 32,070 and 32,276 shares issued and outstanding, respectively	32	32
Additional paid-in capital	283,028	283,669
Accumulated deficit	(188,099)	(194,854)
Accumulated other comprehensive loss	(277)	(595)
Treasury stock, at cost (478 shares at March 26, 2016)	—	—
Total stockholders' equity	94,684	88,252
Total liabilities and stockholders' equity	$133,726	$142,478

Care.com, Inc.
Consolidated Statement of Operations
(in thousands, except per share data)

	Three Months Ended
	March 26, 2016	March 28, 2015

Revenue	$39,266	$32,049
Cost of revenue	7,242	6,272
Operating expenses:
Selling and marketing	19,467	20,357
Research and development	4,875	4,609
General and administrative	7,819	7,625
Depreciation and amortization	972	1,231
Total operating expenses	33,133	33,822
Operating loss	(1,109)	(8,045)
Other expense, net	(14)	(1,191)
Loss from continuing operations before income taxes	(1,123)	(9,236)
Provision for income taxes	—	560
Loss from continuing operations	(1,123)	(9,796)
Income (Loss) from discontinued operations, net of tax	7,878	(2,216)
Net income (loss)	$6,755	$(12,012)
Net income (loss) per share (Basic):
Loss from continuing operations	$(0.03)	$(0.31)
Income (Loss) from discontinued operations	$0.24	$(0.07)
Net income (loss) per share	$0.21	$(0.38)
Net income (loss) per share (Diluted):
Loss from continuing operations	$(0.03)	$(0.31)
Income (Loss) from discontinued operations	$0.23	$(0.07)
Net income (loss) per share	$0.20	$(0.38)
Weighted-average shares outstanding:
Basic	32,229	31,763
Diluted	33,588	31,763

Care.com, Inc.
Consolidated Statement of Cash Flows
(in thousands)
	Three Months Ended
	March 26, 2016	March 28, 2015
Cash flows from operating activities
Net income (loss)	$6,755	$(12,012)
Income (Loss) from discontinued operations, net of tax	7,878	(2,216)
Loss from continuing operations	(1,123)	(9,796)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Stock-based compensation	1,368	826
Depreciation and amortization	1,169	1,424
Deferred taxes	—	498
Foreign currency remeasurement loss	24	1,171
Other non-cash operating expenses	(56)	(56)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	2	(256)
Unbilled accounts receivable	(231)	(336)
Prepaid expenses and other current assets	(465)	(518)
Other non-current assets	—	14
Accounts payable	19	3,167
Accrued expenses and other current liabilities	558	(669)
Deferred revenue	1,437	2,286
Other non-current liabilities	154	187
Net cash provided by (used in) operating activities by continuing operations	2,856	(2,058)
Net cash provided by (used in) operating activities by discontinued operations	2,602	(2,499)
Net cash provided by (used in) operating activities	5,458	(4,557)

Cash flows from investing activities
Purchases of property and equipment	(26)	(3,272)
Payments for acquisitions, net of cash acquired	(420)	—
Changes in restricted cash balance	—	73
Net cash used in investing activities	(446)	(3,199)

Cash flows from financing activities
Proceeds from exercise of common stock options	579	524
Payments of contingent consideration previously established in purchase accounting	—	(1,840)
Net cash provided by (used in) financing activities by continuing operations	579	(1,316)
Net cash used in financing activities by discontinued operations	(14,510)	—
Net cash used in financing activities	(13,931)	(1,316)

Effect of exchange rate changes on cash and cash equivalents	(29)	(64)
Net decrease in cash and cash equivalents	(8,948)	(9,136)
Cash and cash equivalents, beginning of the period	61,240	71,881
Cash and cash equivalents, end of the period	$52,292	$62,745

Care.com, Inc.
Reconciliation of Adjusted EBITDA & Non-GAAP Income (Loss)
(in thousands, except per share data)

	Three Months Ended
	March 26 2016	March 28, 2015
	(unaudited)

Net loss from continuing operations	$(1,123)	$(9,796)

Federal, state and franchise taxes	89	689
Other expense, net	14	1,191
Depreciation and amortization	1,169	1,424
EBITDA	149	(6,492)

Stock-based compensation	1,368	826
Merger and acquisition related costs	58	66
Adjusted EBITDA	$1,575	$(5,600)

Add back for Non-GAAP Net Income (Loss)

Federal, state and franchise taxes	(89)	(689)
Other expense, net	(14)	(1,191)
Depreciation and amortization	(1,169)	(1,424)
Non-GAAP net Income (Loss)	$303	$(8,904)

Non-GAAP net income (loss) per share:
Basic	$0.01	$(0.28)
Diluted	$0.01	$(0.28)

Weighted-average shares used to compute non-GAAP net income (loss) per share :
Basic	32,229	31,763
Diluted	33,588	31,763

Care.com, Inc.
Supplemental Data
(in thousands)
	Period Ended
	March 26 2016	March 28, 2015
Total members*	19,540	14,896
Total families*	10,954	8,291
Total caregivers*	8,586	6,605

Paying members - US Consumer Business	272	230

* data is cumulative as of the end of the respective period and excludes families from discontinued operations

	Period Ended
	March 26 2016	March 28, 2015
Monthly Average Revenue per Member
US Consumer Business	$40	$38